                                                                       Exhibit 4

                   SECOND AMENDMENT TO THE SECOND AMENDED AND
                            RESTATED CREDIT AGREEMENT

         This second amendment (this "Amendment") dated as of October 3, 2003 is to the Second Amended and Restated Credit Agreement dated as of March 21, 2003 among MARSH SUPERMARKETS, INC. (the "Company") and MARSH SUPERMARKETS, LLC ("Marsh, LLC" and, collectively with the Company, the "Borrowers"), THE PROVIDENT BANK, as Agent (in such capacity, the "Agent") and Arranger, LASALLE BANK NATIONAL ASSOCIATION, as documentation agent, various financial institutions party to the Credit Agreement (the "Lenders"), as amended by that First Amendment to the Second Amended and Restated Credit Agreement dated as of May 23, 2003 (collectively, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Lenders to make Loans to the Borrowers from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided hereby;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Effective on the date of the effectiveness of this Amendment pursuant to Section 3 below, the Credit Agreement shall be amended as set forth in this Section 1.

         1.1. Amendments to Definitions. (a) The definition of "Aggregate Revolving Loan Commitment" in Section 1.1 is amended in its entirety to read as follows:

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment is Eighty-Two Million Five Hundred Thousand and 00/100 Dollars ($82,500,000.00).

         (b) The definition of "Excess Permitted Note Purchases" in Section 1.1 is amended in its entirety to read as follows:

         "EXCESS PERMITTED NOTE PURCHASES" means purchases of Senior Subordinated Notes in excess of Permitted Note Purchases meeting all the following requirements:

         (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such purchase or the incurrence of any Indebtedness in connection therewith;

         (b) the purchase shall be consummated in an open market or privately negotiated transaction pursuant to terms (including price), conditions and documentation satisfactory to the Agent;

         (c) the purchase shall be consummated in compliance with any documents governing any Subordinated Debt and with all applicable laws, rules and regulations;

         (d) the purchase will not result in the aggregate amount of Senior Subordinated Notes outstanding to be less than $75 million; and

         (e) immediately following such purchase, Revolving Credit Availability shall be at least $15 million.

         1.2. Additional Definitions. The following definition is added to
Section 1.1 in the appropriate alphabetical sequence:

         "Consolidated Senior Indebtedness" means Consolidated Indebtedness less the outstanding principal amount of Subordinated Debt.

         "Fee Letter" means the letter agreement among the Agent, the Arranger and the Borrowers dated March 30, 2003, as the same may be amended or supplemented by fee letters relating to amendments to the Credit Agreement.

         1.3. Amendment of Exhibit A. Exhibit A to the Credit Agreement is amended in its entirety to read as set forth on Attachment 1 to this Amendment.

         1.4. Amendment to Schedule 1.1.5. Schedule 1.1.5 to the Credit Agreement is amended in its entirety to read as set forth on Attachment 2 to this Amendment.

         1.5. Amendment to Section 2.14(C)(ii). Section 2.14(C)(ii) is amended in its entirety to read as follows:

         (ii) The Borrowers agree to pay to the Agent and the Arranger (unless otherwise agreed between the Agent and the Arranger and any Lender) the fees set forth in the Fee Letter, payable at the times and in the amounts set forth therein.

         1.6. Amendment to Section 2.14 (D)(ii). Section 2.14(D)(ii) is amended in its entirety to read as follows:

         (ii) The Applicable Floating Rate Margin and Applicable Eurodollar Margin and the Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.14(D)(ii):

                                        Applicable                   Applicable                   Applicable
                                        Eurodollar                  Floating Rate                 Commitment
   Leverage Ratio                         Margin                        Margin                   Fee Percentage
--------------------                    ----------                  -------------               ---------------
Greater than or
equal to 2.75 to 1.0                       3.50%                        1.25%                        0.50%

Greater than or
equal to 2.25 to 1.0
and less than
2.75 to 1.0                                3.00%                        1.00%                        0.50%

Greater than or
equal to 1.75 to 1.0
and less than
2.25 to 1.0                                2.75%                        0.75%                        0.50%

Less than
1.75 to 1.0                                2.25%                        0.50%                       0.375%

         For purposes of this Section 2.14(D)(ii), the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (a) the outstanding balance of Consolidated Senior Indebtedness as of such date; and (b) the actual amount of EBITDA for the four fiscal quarter period ending on such day, adjusted, with respect to Permitted Acquisitions, to reflect the EBITDA of the acquired entity (calculated consistent with the definition of EBITDA contained herein) during such portion of the four fiscal quarter period which is prior to the consummation of such Permitted Acquisition. Upon receipt of the financial statements delivered pursuant to Section 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii); provided, that if the Borrowers shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than or equal to 2.75 to 1.0.

         1.7. Amendment to Section 7.2(M). Section 7.2(M) shall be amended in its entirety as follows:

         On or before November 30, 2003, the Borrowers shall, and shall cause Mundy Realty to, provide the Agent, for and on behalf of the Lenders (a) with a first mortgage lien on all real property identified on Schedule 1.1.5 as "additional mortgaged property" (hereinafter referred to as the "Additional Mortgaged Property"), (b) FIRREA conformed appraisals, addressed to the

Agent, which establish that the appraised value of the Mortgaged Property is in excess of $110 Million, (c) (i) owner's policies of title insurance for the appraised value of the Additional Mortgaged Property with such endorsements as Agent shall require; (ii) ALTA/ACSM Minimum Standard Detail Surveys of the Additional Mortgaged Property with the following Table A items: 1-4, 6, 7(a)-(c), 8-10, 11(b) and 13-16; (iii) Phase I environmental audits with respect to the Additional Mortgaged Property; (iv) FEMA flood plain certification with respect to the Additional Mortgaged Property; and all such documentation, mortgages, appraisals, reports and surveys shall be acceptable to Agent in its sole and exclusive discretion.

         1.8. Amendment to Section 7.4(B). Section 7.4(B) is amended in its entirety as follows:

         (B) Maximum Leverage Ratio. The Borrowers shall not permit the ratio (the "LEVERAGE RATIO") of (i) Consolidated Senior Indebtedness to (ii) EBITDA, to be greater than 3.00 to 1.00 at any time. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) the outstanding balance of Consolidated Senior Indebtedness as of such date; and (b) the actual amount of EBITDA for the four fiscal quarter period ending on such day, adjusted, with respect to Permitted Acquisitions, to reflect the EBITDA of the acquired entity (calculated consistent with the definition of EBITDA contained herein) during such portion of the four fiscal quarter period which is prior to the consummation of such Permitted Acquisition.

         1.9. Amendment to Section 7.4(C). Section 7.4(C) is hereby amended in its entirety as follows:

         (C) Minimum Adjusted EBITDA. The Borrowers shall not permit Adjusted EBITDA to be less than $45 Million. For purposes of this Section 7.4(C), Adjusted EBITDA shall mean the actual amount of EBITDA for the four fiscal quarter period ending on such day, adjusted (i) with respect to Permitted Acquisitions to reflect the EBITDA of the acquired entity (calculated consistent with the definition of EBITDA contained herein) during such portion of the four fiscal quarter period which is prior to the consummation of such Permitted Acquisition, and (ii) to exclude pre-opening and first year losses on up to four
(4) supermarket locations in such four fiscal quarter period.

         1.10. Amendment to Section 7.4(D). Section 7.4(D) will be amended in its entirety as follows:

         (D) Consolidated Senior Indebtedness to Consolidated Total Capitalization. The Borrowers will not permit the ratio of (i) the sum of Consolidated Senior Indebtedness, to (ii) Consolidated Total Capitalization, to be greater than .4 to 1.0 at any time.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Agent and each of the Lenders (a) as to the matters set forth in
Section 5.2(i) and (ii) of the Credit Agreement, as if the representations and warranties set forth therein were made on the date hereof, (b) that the execution and delivery by the Borrowers of this Amendment, and the performance by the Borrowers of their obligations under the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"), (i) are within the powers of the Borrowers, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the

Borrowers are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirements of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrowers or any Subsidiary, and (c) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally).

         SECTION 3. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date when the Agent shall have received the following, all in a form satisfactory to Agent:

         3.1. Second Amendment. Counterparts of this Amendment signed by the Borrowers, and the Required Lenders.

         3.2. Guaranty. A Reaffirmation of Guaranty signed by the Guarantors in favor of the Lenders.

         3.3. Corporate Documents. A certificate of the Secretary or an Assistant Secretary of the Borrowers and Mundy Realty, Inc. as to (a) resolutions of the Board of Directors or limited liability company action, as appropriate, of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Indiana Secretary of State with respect to each Borrower and Mundy Realty, Inc.

         3.4. Fee Letter. A fee letter to the Agent dated the date hereof executed by the Borrowers.

         3.5. Other Documents. Such other documents as the Agent shall reasonably request.

         SECTION 4. MISCELLANEOUS.

         4.1. Continuing Effectiveness, etc. The Amended Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3. Expenses. The Borrowers agree to pay the reasonable costs and expenses of the Agent (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

         4.4. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Indiana.

         4.5. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Amended Credit Agreement.

                      [signature pages immediately follow]

         Delivered at Indianapolis, Indiana, as of the day and year first above written.

                          MARSH SUPERMARKETS, INC.

                          By:    /s/ Douglas W. Dougherty
                                 -----------------------------------------------
                                   Douglas W. Dougherty
                          Title: Senior Vice President, Chief Financial Officer and Treasurer

                          MARSH SUPERMARKETS, LLC

                          By:    /s/ Douglas W. Dougherty
                                 -----------------------------------------------
                                   Douglas W. Dougherty
                          Title: Senior Vice President, Chief Financial Officer and Treasurer

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          THE PROVIDENT BANK
                            as Agent and Arranger and as a Lender

                          By:    /s/ Scott J. Brown
                                 -----------------------------------------------
                                   Scott J. Brown
                          Title:   Senior Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          LASALLE BANK NATIONAL ASSOCIATION
                            as documentation agent and as a Lender

                          By:    /s/ William Lutes
                                 -----------------------------------------------
                                   William Lutes
                          Title:   First Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          FIRST MERCHANTS BANK, N.A.
                             as a Lender

                          By:    /s/ Susan Laverty
                                 -----------------------------------------------
                                   Susan Laverty
                          Title:   Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          UNION PLANTERS BANK, NATIONAL
                          ASSOCIATION
                             as a Lender

                          By:    /s/ Scott Dvornik
                                 -----------------------------------------------
                                   Scott Dvornik
                          Title:   Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          OLD NATIONAL BANK, N.A.
                             as a Lender

                          By:    /s/ John T. Travis
                                 -----------------------------------------------
                                   John T. Travis
                          Title:   Senior Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          FIFTH THIRD BANK, INDIANA
                             as a Lender

                          By:    /s/Andrew M. Cardimen
                                 -----------------------------------------------
                                   Andrew M. Cardimen
                          Title:   Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          UNION FEDERAL BANK
                             as a Lender

                          By:    /s/ Dale E. Louden
                                 -----------------------
                                 Dale E. Louden
                          Title: First Vice-President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                          NATIONAL CITY  BANK OF INDIANA
                            as a Lender

                          By:    /s/ Mark A. Minnick
                                 -----------------------------------------------
                                   Mark A. Minnick
                          Title:   Senior Vice President

                                                               Signature Page to
                                                             Second Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                                                    ATTACHMENT 1

                                    EXHIBIT A
                                       TO
                               FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                               LENDER COMMITMENTS

                           REVOLVING LOAN COMMITMENTS

                                                                                             % of Aggregate
                      Lender                             Revolving Loan Commitment      Revolving Loan Commitment
                      ------                             -------------------------      -------------------------
The Provident Bank                                            $21,276,750.00                     25.79%

LaSalle Bank National Association                             $19,536,000.00                     23.68%

Union Planters Bank, National Association                     $ 8,687,250.00                     10.53%

Old National Bank                                             $ 8,687,250.00                     10.53%

Fifth Third Bank                                              $ 8,687,250.00                     10.53%

First Merchants Bank                                          $ 6,946,500.00                      8.42%

National City Bank of Indiana                                 $ 4,339,500.00                      5.26%

Union Federal Bank                                            $ 4,339,500.00                      5.26%
                                                              --------------                      ----
                                                TOTAL
                                                              $82,500,000.00                       100%

                                                                    ATTACHMENT 2

                                 SCHEDULE 1.1.5

1. Marsh Store #3, 1825 Kinser Pike, Bloomington, Indiana

2. Marsh Store #21, 10679 North Michigan Road, Indianapolis, Indiana

3. Village Pantry #630, 10655 North Michigan Road, Indianapolis, Indiana

4. Marsh Store #56, 500 South Buffalo Street, Warsaw, Indiana

5. Village Pantry #415, 400 South Buffalo Street, Warsaw, Indiana

6. Marsh Corporate Headquarters #886, 9800 Crosspoint Boulevard, Indianapolis, Indiana

7. Marsh Store #73, 10901 East Washington Street, Indianapolis, Indiana

8. Marsh Store #80, 1960 Greyhound Pass, Carmel, Indiana

9. Marsh Store #83, 6965 West 38th Street, Indianapolis, Indiana

Additional Mortgaged Property

1. Marsh Store #96, 715 South Tillotson Avenue, Muncie, Indiana

2. Marsh Store #5, 2424 South Walnut, Bloomington, Indiana

3. Marsh Store #48, 35 Lynhurst, Indianapolis, Indiana

4. Marsh Store #31, 1013 Forest Avenue, Marion, Indiana

5. Marsh Store #71, 1711 N. Walnut Street, Hartford City, Indiana

6. Marsh Store #91, 2940 N. Broadway, Anderson, Indiana

7. LoBill Store #307, 11865 Hamilton Avenue, Cincinnati, Ohio

8. LoBill Store #331, 3910 W. Bethel Avenue, Muncie, Indiana

9. Village Pantry #412, 51 S. Hornaday Road, Brownsburg, Indiana

10. Primo West #754, 2353 Hadley Road, Plainfield, Indiana

                                       2